Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the accompanying Annual Report on Form 10-K of Capital Crossing Preferred (the “Company”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Richard Wayne, President of the Company and Edward F. Mehm, Treasurer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2006	By: /s/ Richard Wayne Richard Wayne President (Principal Executive Officer)
Date: March 28, 2006	By: /s/ Edward F. Mehm Edward F. Mehm Treasurer (Principal Financial Officer)